Exhibit 99.01

For Immediate Release	Investor Contact: Michael Neufeld (903) 595-4139

Pegasi Energy Resources Corporation Announces Participation Agreement for Drilling Program in East Texas

Tyler, Texas, August 12, 2014/PrimeNewswire/ - Pegasi Energy Resources Corp. (OTCQB: PGSI) (“Pegasi” or the “Company”), an East Texas based oil and gas exploration and production company headquartered in Tyler, Texas, today announced a participation agreement with Pacific World Energy Limited (“PWE”) for a drilling program of up to 10 wells in East Texas.

In summary, the terms of the agreement are as follows:

▪
PWE pays the full costs of drilling and completing each well to earn an initial 80% working interest in each well. Once PWE has recovered 125% of the well costs, its working interest will decrease to 63.3% in the well;

▪	The initial two wells will be vertical wells with PWE earning a working interest in the leases of the 80 acre proration unit for each productive well;
▪
Following the completion of the first two vertical wells, PWE will have the option to finance further vertical wells, with each productive well earning them a working interest in the 80 acre proration unit for each vertical well or to finance horizontal wells with each productive well, earning them a working interest in the 320 acre proration unit for each horizontal well;

▪	This agreement covers a planned 10 well program to develop the shallower Travis Peak and Cotton Valley gas/condensate and oil bearing formations (<9,200 ft) on Pegasi’s acreage in Marion County; and
▪	Pegasi will operate all the wells. The Company expects to drill and complete the first well within the next 90 days.

About Pegasi Energy Resources Corporation

Pegasi Energy Resources Corporation is an organic growth-oriented independent oil and gas exploration and production company, headquartered in Tyler, Texas. Pegasi is focused on a repeatable, low geological risk, high potential project in the active East Texas oil and gas region. The Company’s strategy is focused on establishing a portfolio of drilling opportunities to exploit undeveloped reserves to grow production, as well as undertaking exploration to grow future reserves. Additional information concerning Pegasi Energy is available at www.pegasienergy.com.

Forward-Looking Statements Disclosure

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimated" and "intend," among others. These forward-looking statements are based on the Company’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, history of losses; speculative nature of oil and natural gas exploration, particularly in the Rodessa Oil Field in East Texas on which the Company is focused; substantial capital requirements and ability to access additional capital; ability to meet the drilling schedule; changes in tax regulations applicable to the oil and natural gas industry; relationships with partners and service providers; ability to acquire additional leasehold interests or other oil and natural gas properties; defects in title to the Company's oil and natural gas interests; ability to manage growth in the Company's businesses; ability to control properties that the Company does not operate; lack of diversification; competition in the oil and natural gas industry; global financial conditions; oil and natural gas realized prices; ability to market and distribute oil and natural gas produced; seasonal weather conditions; and government regulation of the oil and natural gas industry, including potential regulations affecting hydraulic fracturing and environmental regulations such as climate change regulations. The Company does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on March 24, 2014 and future periodic reports filed with the Securities and Exchange Commission. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.